UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Alger ETF Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

360 Park Avenue South New York, New York	10010
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Alger 35 ETF	NYSE Arca, Inc.	85-3681771
Alger Mid Cap 40 ETF	NYSE Arca, Inc.	85-3694119

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-248085 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, having a nominal or par value of $.001 per share, of each of Alger 35 ETF and Alger Mid Cap 40 ETF (collectively, the “Shares”) to be registered hereunder is set forth in Registrant’s Registration Statement on Form N-1A (File Nos. 333-248085 and 811-23603) as filed electronically with the Securities and Exchange Commission (the “Commission”) on August 18, 2020 (“Registration Statement on Form N-1A”), and as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, as filed with the Commission on February 19, 2021 (“Pre-Effective Amendment No. 1 to the Registration Statement”).

Item 2. Exhibits.

(a)	Agreement and Declaration of Trust, dated March 24, 2020 (electronically filed as Exhibit (a-1) to the Registration Statement on Form N-1A on August 18, 2020).

(b)	Certificate of Designation (Alger Mid Cap 40 ETF), dated August 13, 2020 (electronically filed as Exhibit (a-3) to the Registration Statement on Form N-1A on August 18, 2020).

(c)	Certificate of Designation (Alger 25 ETF), dated August 13, 2020 (electronically filed as Exhibit (a-4) to the Registration Statement on Form N-1A on August 18, 2020).

(d)	Certificate of Amendment (Alger 35 ETF), dated February 11, 2021 (electronically filed as Exhibit (a-6) to Pre-Effective Amendment No. 1 to the Registration Statement on February 19, 2021.

(e)	Amended and Restated Bylaws of The Alger ETF Trust (electronically filed as Exhibit (b) to Pre-Effective Amendment No. 1 to the Registration Statement on February 19, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 22nd day of February, 2021.

The Alger ETF Trust

By:	/s/ Tina Payne
Tina Payne
Secretary